UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 28, 2011

Comcast Corporation

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

001-32871	27-0000798
(Commission File Number)	(IRS Employer Identification No.)

One Comcast Center Philadelphia, PA	19103-2838
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 286-1700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On January 31, 2011, we filed a Current Report on Form 8-K reporting that on January 28, 2011 we closed our transaction with General Electric Company (the “NBCUniversal transaction”) in which we acquired control of the businesses of NBC Universal, Inc. (now named NBCUniversal Media, LLC (“NBCUniversal”)).

This Form 8-K/A amends the Form 8-K we filed on January 31, 2011 to include NBCUniversal’s audited consolidated financial statements as of December 31, 2010 and 2009 and for the three years ended December 31, 2010, as required by Item 9.01(a) of Form 8-K, and the unaudited pro forma condensed consolidated financial information related to the NBCUniversal transaction, as required by Item 9.01(b) of Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

(1) NBC Universal, Inc.’s audited consolidated financial statements as of December 31, 2010 and 2009 and for the years ended December 31, 2010, 2009 and 2008 are attached as Exhibit 99.1.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed consolidated financial information related to the NBCUniversal transaction is attached as Exhibit 99.2 to this Form 8-K/A.

(d) Exhibits.

23.1	Consent of KPMG LLP

99.1	NBC Universal, Inc. Audited Consolidated Financial Statements as of December 31, 2010 and 2009 and for the years ended December 31, 2010, 2009 and 2008

99.2	Unaudited Pro Forma Condensed Consolidated Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMCAST CORPORATION

Date:	April 15, 2011	By:	/s/ Arthur R. Block
			Name:	Arthur R. Block
			Title:	Senior Vice President, General Counsel and Secretary